EXHIBIT 32.1

                     Certification Pursuant to Exchange Act
                    Rule 15d-14(b) and 18 U.S.C. Section 1350

           In connection with the Quarterly Report of First Virtual Communications, Inc. and subsidiary (the "Company") on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregory Sterling, Chief Restructuring Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

      i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

           A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Virtual Communications, Inc. and will be retained by First Virtual Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 23, 2005                    FIRST VIRTUAL COMMUNICATIONS, INC.

                                           By: /s/ Gregory Sterling
                                               ----------------------------
                                               Gregory Sterling
                                               Chief Restructuring Officer
                                               (Duly Authorized Officer and
                                               Principal Financial Officer)